                                                           EXHIBIT 4.(ii)(a)(26)


                       ACKNOWLEDGMENT OF TRUST INDENTURE


     This ACKNOWLEDGMENT OF TRUST INDENTURE (this "Acknowledgment") dated as of the 22nd day of April, 1996 is entered into by and among GREAT RIVER CRUISE LINE, INC., a Delaware corporation ("Mortgagor"), CHEMICAL BANK, a New York banking corporation, as agent (in such capacity, the "Agent") for itself and the Lenders (as referred to and as defined in the "Credit Agreement" described below), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES of the Credit Agreement described below, each other financial institution which from time to becomes a party thereto in accordance with the provisions thereof (together with their respective successors and assigns individually, a "Lender" and, collectively, the "Lenders") (the "Lenders" and the "Mortgagor" being sometimes referred to individually as a "Settlor" and collectively "Settlors"), the FINANCIAL INSTITUTIONS LISTED AS EXITING LENDERS ON THE SIGNATURE PAGES of this Acknowledgment (the "Exiting Lenders"), and Chemical Bank, not in its individual capacity but as trustee under that certain Trust Indenture (in such capacity, the "Trustee") dated as of August 3, 1993 by and among the parties hereto (the "Original Trust Indenture", and together with any amendments, modifications, or acknowledgments thereto, the "Trust Indenture").

     WHEREAS, the parties hereto have previously entered into the Original Trust Indenture whereunder the Trustee agreed on behalf of the Settlors to hold that certain Preferred Ship Mortgage dated as of August 3, 1993, by Mortgagor in favor of Trustee (the "Original Mortgage", and as amended, restated, supplemented, or otherwise modified from time to time, the "Mortgage"), which Original Mortgage was recorded with the 8th Coast Guard District in PM Book 245, Instrument 65, and which Original Mortgage affected 100% of the interest of Mortgagor in the vessel "Delta Queen", Official No. 225875, as amended by that certain Amendment to Preferred Ship Mortgage dated as of March 31, 1995 ("First Amendment") which Amendment was recorded with the 8th Coast Guard District in PM Book 9504, Instrument 227 and as amended by that certain Second Amendment to Preferred Ship Mortgage dated as of August 31, 1995 ("Second Amendment") which Second Amendment was recorded with the National Vessel Documentation Center in Book 9603, Page/Instrument 673;

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     WHEREAS, Mortgagor has amended the Mortgage pursuant to a Third Amendment to Preferred Ship Mortgage ("Third Amendment") of even date herewith by and between Mortgagor and Trustee to reflect a decrease in the credit facility arising under the Third Amended and Restated Credit Agreement dated of even date herewith by and among The Delta Queen Steamboat Co. (formerly known as DQSC-2, Inc., "DQSC"), American Classic Voyages Co. (formerly known as The Delta Queen Steamboat Co., "ACVC"), Agent and Lenders (the "Credit Agreement"); and

     WHEREAS, pursuant to the Credit Agreement, the Exiting Lenders, which were certain of the "Lenders" under and as defined in that certain Second Amended and Restated Credit Agreement dated as of August 31, 1995 by and among DQSC, ACVC, Agent, and the "Lenders" thereunder, shall not participate in the credit facilities anticipated to be provided pursuant to the Credit Agreement, and hereafter shall thus cease to be Settlors under and with respect to the Trust Indenture.

     NOW THEREFORE, the parties hereto agree and acknowledge that the "Mortgage" subject to the Original Trust Indenture was intended to include, does now and will hereafter include, in addition to the Original Mortgage, any amendments, acknowledgments and supplements to the Original Mortgage, including the Third Amendment.

     IN ADDITION, (a) each of the Exiting Lenders hereby conveys and assigns, without recourse, any and all rights and interests, including, without limitation, any reversionary interests, such Exiting Lenders hold under the Trust Indenture, to each of the Lenders on pro-rata basis based upon their respective "Commitments" under and as defined in the Credit Agreement.

        (b) the parties hereto agree and acknowledge that, pursuant to the Credit Agreement, (i) each of the Exiting Lenders shall hereafter cease to be Settlors under the Trust Indenture, (ii) any and all references to "Lenders" or "Settlors" in the Trust Indenture shall hereafter be deemed to exclude the Exiting Lenders, and (iii) the Exiting Lenders shall hereafter, for all purposes, cease to be parties to the Trust Indenture and shall have no rights, duties, or interests thereunder.

                        ****Intentionally Left Blank****
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     All of the terms and provisions of the Original Trust Indenture, except as may be affected hereby, shall remain in full force and effect.

                                      TRUSTEE:

                                            CHEMICAL BANK
                                             as Trustee under the Trust
                                             Indenture


                                            By: /s/ Lisa D. Benitez
                                               -------------------------------
                                            Name: Lisa D. Benitez
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------


                                      SETTLORS:

                                            CHEMICAL BANK
                                             as Agent and as a Lender


                                            By: /s/ Lisa D. Benitez
                                               -------------------------------
                                            Name: Lisa D. Benitez
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------


                                            HIBERNIA NATIONAL BANK


                                            By: /s/ Lizette M. Terral
                                               -------------------------------
                                            Name: Lizette M. Terral
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------


                                            DEPOSIT GUARANTY NATIONAL BANK


                                            By: /s/ Gregory A. Moore
                                               -------------------------------
                                            Name: Gregory A. Moore
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------


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                                            GREAT RIVER CRUISE LINE, INC.

                                            By: /s/ Jordan B. Allen
                                               -------------------------------
                                            Name: Jordan B. Allen
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------

                                      EXITING LENDERS:

                                            THE FIRST NATIONAL BANK OF BOSTON


                                            By: /s/ Brian F.X. Geraghty
                                               -------------------------------
                                            Name: Brian F.X. Geraghty
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------


                                            THE BANK OF NEW YORK


                                            By: /s/ John C. Lambert
                                               -------------------------------
                                            Name: John C. Lambert
                                                 -----------------------------
                                            Title: Vice President
                                                  ----------------------------


                                            CAISSE NATIONALE DE CREDIT AGRICOLE


                                            By: /s/ David Bouhl, F.V.P.
                                               -------------------------------
                                            Name: David Bouhl, F.V.P.
                                                 -----------------------------
                                            Title: Head of Corporate
                                                  ----------------------------
                                                   Banking Chicago
                                                  ----------------------------


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Kenneth Sweder
                                               -------------------------------
                                            Name: Kenneth Sweder
                                                 -----------------------------
                                            Title: Asst. Vice President
                                                  ----------------------------